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                                                                    EXHIBIT 15.6

                   SPECIALIZED CREDIT FINANCIAL BUSINESS ACT

(Supp. 28)

                    Act No.   5374,     Aug.     28,       1997
Amended by          Act No.   5505,     Jan.     13,       1998
                    Act No.   5741,     Feb.     1,        1999
                    Act No.   5819,     Feb.     8,        1999
                    Act No.   5982,     May      24,       1999
                    Act No.   6316,     Dec.     29,       2000
                    Act No.   6430,     Mar.     28,       2001
                    Act No.   6681,     Mar.     30,       2002
                    Act No.   6705,     Aug.     26,       2002
                    Act No.   6909,     May      29,       2003
                    Act No.   7065,     Jan.     20,       2004
                    Act No.   7343,     Jan.     27,       2005
                    Act No.   7344,     Jan.     27,       2005
                    Act No.   7531,     May      31,       2005

            CHAPTER [ ] GENERAL PROVISIONS

Article 1 (Objective)

   The purpose of this Act is to seek financial conveniences for the people and to contribute to the growth of the national economy by supporting sound and inventive development of persons engaged in credit card business, facilities leasing business, installment financing business, and venture capital business.

Article 2 (Definitions)

   The definitions of terms used in this Act shall be as follows: <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999; Act No. 6430, Mar.
   28, 2001; Act No. 6681, Mar. 30, 2002; Act No. 7065, Jan. 20, 2004>

    1. "Specialized credit financial business" includes credit card business, facilities leasing business, installment financing business, and venture capital business;

    2. "Credit card business" means operation as a business of two or more functions from among those falling under each of the following items, including that of item (b):

       (a) Issuance and management of credit cards;

       (b) Settlement of charges in respect of the use of credit cards; or

       (c) Establishment and maintenance of merchant networks of credit cards;

    2-2. "Credit card company" means a person who has obtained a license, or made a registration, for credit card business under Article 3 (1):
       Provided, That where the person falling under Article 3 (3) 1 engages in the business under Article 13 (1) 2 and 3, he shall be deemed as a credit card company insofar as the business is concerned;

    3. "Credit card" means a card issued by a credit card company (including persons who carry on the credit card business in a foreign country), which authorizes the holder to purchase goods or procure services repeatedly by presenting it to a credit card merchant, or to settle the matters as prescribed by the Ordinance of the Ministry of Finance and Economy;

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    4. "Credit card holder" means an individual who is issued a credit card through a contract with the credit card company;

    5. "Credit card merchant" means a person falling under any of the following items:

       (a) A person who sells goods or provides services, etc. to credit card holders, debit card holders, or pre-paid card holders (hereinafter referred to as the "credit card holders, etc.") through the trans-actions by means of a credit card, debit card, or pre-paid card (hereinafter referred to as the "credit card, etc.") in compliance with the contract with the credit card company; and

       (b) A person acting for the transactions by means of a credit card, etc. (hereinafter referred to as the "agency for settlements") for the persons who sell goods or provide services, etc. to credit card holders, etc. in compliance with the contract with the credit card company;

    6. "Debit card" is a card issued by the credit card company (excluding the card which enables to obtain a loan of fund) whereby the provision of goods and services and payment therefor can be done simultaneously by means of an electronic or magnetic fund transfer between the bank accounts of the debit card holders and the credit card merchants;

    7. "Debit card holder" is an individual who is issued a debit card under a contract with the credit card company;

    8. "Pre-paid card" is a card which is issued by the credit card company upon receipt of a set amount beforehand and on which the set amount is recorded (through electronic or magnetic means) and against the presentation of which by a debit card holder the credit card merchant provides goods and services within the set amount;

    9. "Facilities leasing business" means to carry on facilities leasing as a business;

    10. "Facilities leasing" means a financing method whereby goods specified by the Presidential Decree (hereinafter referred to as "specified goods") newly purchased or leased are leased to others for use for a certain period against payment therefor receivable periodically in installments. The disposal of the goods at the end of that period shall be decided by an agreement between the parties concerned;

    11. "Deferred payment sale" means a financing method whereby newly acquired specified goods are delivered to the other party for use, against payment of the price plus interest, etc., by periodic installments for a period equal to or more than the period prescribed by the Presidential Decree. The time of ownership transfer and other conditions shall be decided by an agreement between the parties concerned;

    12. "Installment financing business" means operation as a business of installment financing;

    13. "Installment financing" means a method of financing whereby a sum of money lent to a buyer for purchase of goods or services is paid to the seller, and the principal and interest thereon are collected from the buyer in installments, by means of an agreement with the buyer and the seller;

    14. "Venture capital business" means operation as a business of various services referred to in each of subparagraphs of Article 41 (1);

    15. "Specialized credit financial business companies means persons exclusively carrying on services referred to in subparagraphs of Article 46 (1), who are licensed by the Financial Supervisory Commission or registered with the Financial Supervisory Commission in accordance with the provisions of Article 3 (1) or (2) for a specialized credit financial business; or

    16. "Concurrent loan service providers" means those other than specialized credit financial business companies, who are licensed by the Financial Supervisory Commission or registered with the Financial Supervisory Commission in accordance with the proviso of Article 3 (3) for a specialized credit financial business.

             CHAPTER [ ] LICENSEOR REGISTRATION

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Article 3 (License or Registration of Business)

   (1) A person who wishes to perform a credit card business shall obtain a license from the Financial Supervisory Commission: Provided, That persons falling under paragraph (3) 2 may carry on a credit card business by registering with the Financial Supervisory Commission. <Amended by Act No. 6681, Mar. 30, 2002>

   (2) A person who is carrying out or wishes to carry out a facilities leasing business, installment financing business or venture capital business, and wishes to avail himself of the provisions of this Act, shall register with the Financial Supervisory Commission according to each category of business.
   <Newly Inserted by Act No. 6681, Mar. 30, 2002>

   (3) A person who is eligible to obtain license or make registration under paragraph (1) or (2) shall be restricted to one who is or wishes to be a specialized credit financial business company: Provided, That this shall not apply to those who falls under any of the following subparagraphs: <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999; Act No. 5982, May
   24, 1999; Act No. 6681, Mar. 30, 2002>

    1. A financial institution established by the provisions of other Acts or one designated by the Presidential Decree from among financial institutions with authorization or license from the Financial Supervisory Commission; or

    2. Persons designated by the Presidential Decree as appropriate to combine a credit card business with others in terms of the nature of business performed by them.

   (4) The Financial Supervisory Commission may attach the conditions to the license under paragraph (1). <Newly Inserted by Act No. 6430, Mar. 28, 2001>

Article 4 (Application for License or Registration)

   A person who wishes to obtain license or make registration according to the provisions of Article 3 (1) or (2) shall submit to the Financial Supervisory Commission an application for license or registration indicating the following, accompanied by documents prescribed by the Presidential Decree:
   <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999; Act No.
   6430, Mar. 28, 2001; Act No. 6681, Mar. 30, 2002>

    1. Trade name and the location of main office;

    2. Capital stock, and the names or titles of contributors and their respective shares (excluding minority contributors prescribed by the Ordinance of the Ministry of Finance and Economy);

    3. Names of directors or officers;

    4. Category of specialized credit financial business to be performed;

    5. Purposes for which the person wishes to be a specialized credit financial business company; and

    6. Contents of business being carried out by the person who wishes to be a concurrent loan service provider.

Article 5 (Capital Stock)

   (1) A person who is eligible to be a specialized credit financial business company by being licensed or registered for specialized credit financial business shall be restricted to a stock corporation, whose capital stock exceeds the amount of money referred to in any of the following sub-paragraphs:

    1. 20 billion won where he wishes to operate two or less kinds of specialized credit financial businesses; and

    2. 40 billion won where he wishes to operate three or more kinds of specialized credit financial businesses.

   (2) Concurrent loan service providers eligible to make a registration for the credit card business pursuant to the provisions of Article 3 (3) 2 shall be restricted to stock corporations with capital stock and equity capital (referring to the total amount of capital stock,

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   reserves and other surplus; hereinafter the same shall apply) exceeding 2 billion won. <Amended by Act No. 5741, Feb. 1, 1999; Act No. 6681, Mar. 30, 2002>

Article 6 (Requirements for License or Registration)

   (1) No person who falls hereunder shall obtain license or make a registration under Article 3: <Amended by Act No. 5741, Feb. 1, 1999; Act No. 6430, Mar. 28, 2001; Act No. 7344, Jan. 27, 2005>

    1. A corporation or its majority stockholder (referring to such an investor as determined by the Presidential Decree; hereinafter the same shall apply) of the relevant corporation at the time of the revocation or cancellation of the registration or license under Article 10 or 57 (2) and (3), for which or for whom three years have not passed since its registration or license under Article 10 or 57 (2) and (3) was revoked or cancelled;

    2. A company under reorganization procedures under the Company Reorganization Act and its majority stockholder;

    3. A person who has not repaid his debt within the agreed time of a business deal, such as financial transaction, and who is prescribed by the Presidential Decree;

    4. A person who has been subject to a fine or more severe punishment in violation of any finance-related Acts and subordinate statutes as determined by the Presidential Decree in the most recent three years on the basis of the date of application for license or registration;

    5. A person who falls short of the standards for financial soundness as determined by the Presidential Decree (limited to the case of license); and

    6. A corporation in which any person falling under any of subparagraphs 1 through 5 is a majority stockholder.

   (2) Any person who intends to obtain a license for credit card business under the main sentence of Article 3 (1) shall meet the following requirements:
   <Newly Inserted by Act No. 6430, Mar. 28, 2001; Act No. 6681, Mar. 30, 2002>

    1. He shall hold the capital stock under Article 5;

    2. He shall be capable of protecting the transactors and be equipped with professional manpower and physical facilities sufficient to deal with the intended business;

    3. His business plans shall be proper and sound; and

    4. Major investors as prescribed by the Presidential Decree shall be equipped with sufficient investment capability, sound financial status and social credits.

   (3) Deleted. <by Act No. 6681, Mar. 30, 2002>

   (4) Matters necessary for the detailed requirements of license under paragraph (2) shall be prescribed by the Presidential Decree. <Newly Inserted by Act No. 6430, Mar. 28, 2001>

Article 7 (Administration of License or Registration)

   (1) In case of receipt of an application for license pursuant to the pro-visions of Article 4, the Financial Supervisory Commission shall notify the applicant within 3 months from the date of receipt as to whether he grants the license or not. <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999>

   (2) Where the applicant for registration pursuant to the provisions of
   Article 4 does not violate the provisions of Articles 5 and 6, the Financial Supervisory Commission shall forthwith administer registration and notify the applicant. <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999>

   (3) Where documents submitted under Article 4 are defective, the Financial Supervisory Commission may request such documents to be supplemented within 10 days from the date of receipt. In such cases, necessary period for supplementation shall not be added to the period referred to in paragraph
   (1). <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999>

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Articles 8 and 9 Deleted. <by Act No. 5741, Feb. 1, 1999>

Article 10 (Request for Elimination of Registration)

   (1) A person who has made a registration under Article 3 (1) (proviso) or (2) may make a request for elimination of such registration as pre- scribed by the Presidential Decree. <Amended by Act No. 5741, Feb. 1, 1999; Act No. 6430, Mar. 28, 2001; Act No. 6681, Mar. 30, 2002>

   (2) The Financial Supervisory Commission shall, upon receipt of a re- quest under paragraph (1) above, without delay revoke the relevant registration.
   <Amended by Act No. 6430, Mar. 28, 2001>

Article 11 (Public Notice of Licenses, etc.)

   The Financial Supervisory Commission shall, where falling under any of the following subparagraphs, without delay notify its content on the official gazette, and make it known to the public by utilizing the computer communications, etc.: <Amended by Act No. 6681, Mar. 30, 2002>

    1. Where granting the license or registration under Article 3 (1) or (2);

    2. Where revoking the registration pursuant to Article 10 (2); and

    3. Where ordering the business suspension or revoking the license or registration pursuant to Article 57 (1) through (3).

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

            CHAPTER [ ] SPECIALIZED CREDIT FINANCIAL BUSINESS

      SECTION 1 Credit Card Business

Article 12 (Scope of Application)

   This Section shall apply to credit card business conducted by credit card companies and their incidental business in accordance with the provisions of

Article 13. (Incidental Business of Credit Card Companies)

   (1) A credit card company may conduct incidental businesses referred to in the following subparagraphs according to the standards determined by the Presidential Decree: <Amended by Act No. 5741, Feb. 1, 1999; Act No. 6430, Mar. 28, 2001>

    1. Financing to the credit card holders;

    2. Issue of debit cards and settlement of payments; and

    3. Issue and sale of pre-paid cards and settlement of payments.

   (2) The credit card company may allow a third party to perform the business referred to in paragraph (1) under the conditions as determined by the Presidential Decree. <Amended by Act No. 5741, Feb. 1, 1999; Act No. 6430, Mar. 28, 2001>

   (3) Deleted. <by Act No. 5741, Feb. 1, 1999>

Article 14 (Issuance of Credit Cards or Debit Cards)

   (1) A credit card company may issue a credit card or debit card only upon application: Provided, That this shall not apply to the case where the credit card holders or debit card holders have consented to renew or re- issue the issued credit card or debit card under the conditions as pre- scribed by the Presidential Decree. <Amended by Act No. 6681, Mar. 30, 2002>

   (2) A credit card company shall verify whether or not an application for issuance under paragraph (1) satisfies the requirements falling under each of the following subparagraphs: Provided, That subparagraph 2 shall be limited to the case of an application for issuance of credit cards: <Amended by Act No. 7065, Jan. 20, 2004>

    1. It shall be an application made by the principal; and

    2. It shall be within the individual credit limit pursuant to the standards for computing credit limits set by the credit card company. In this case, the said standards shall contain matters falling under each of the following items:

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      (a) Matters concerning the income and assets;

      (b) Matters concerning the guarantee for payments to others;

      (c) Matters concerning the capability to settle the amounts of using credit cards;

      (d) Matters concerning the amount of credit offering which has been received by an applicant from another financial institution at the time of issuing a credit card; and

      (e) Other matters as prescribed by the Presidential Decree, which are important matters for computing the credit limits.

   (3) A credit card company may issue credit cards to persons who satisfy the requirements falling under each of the following subparagraphs: <Amended by Act No. 7065, Jan. 20, 2004>

    1. Persons who satisfy the requirements falling under each of paragraph (2);

    2. Persons who are above the ages as prescribed by the Presidential Decree on the date of applying for the issuance of credit cards; and

    3. Persons who satisfy the requirements as prescribed by the Presidential Decree, which are other important matters for issuing the credit cards.

   (4) A credit card company shall not recruit any credit card members by the methods falling under each of the following subparagraphs: <Newly Inserted by Act No. 7065, Jan. 20, 2004>

    1. Recruitment through a multi-level sale under the provisions of subparagraph 5 of Article 2 of the Door-to-Door Sales, etc. Act;

    2. Recruitments as prescribed by the Presidential Decree, which are the recruitment method through the Internet; and

    3. Other recruitments as prescribed by the Presidential Decree.

   (5) Where any credit card company makes an issuance of credit cards or debit cards, it shall deliver in writing to the applicants the matters necessary for protecting the rights and benefits of credit card members or debit card members, which are prescribed by the Presidential Decree, along with the terms and conditions for the relevant credit cards or debit cards: Provided, That where there exists a consent of an applicant, it may be substituted with a delivery by the facsimile transmission or digital documents (referring to the digital documents under the provisions of subparagraph 1 of Article 2 of the Framework Act on Electronic Commerce. <Newly Inserted by Act No. 7065, Jan. 20, 2004>

Article 14-2 (Recruitment of Credit Card Members)

   (1) Persons who are allowed to recruit the credit card members shall be those falling under any of the following subparagraphs:

    1. Officers or employees of the relevant credit card company;

    2. Persons making any mediation for concluding a contract for issuing credit cards for the credit card company (hereinafter referred to as the "Securiters"); and

    3. Persons who have concluded with a credit card company a contract for business cooperation to recruit credit card members (excluding those who make a recruitment of credit card members its principal business), and their officers and employees.

   (2) Matters to be observed by the recruiters in recruiting credit card members and those necessary for the recruiting method shall be prescribed by the Presidential Decree.

   [This Article Newly Inserted by Act No. 7065, Jan. 20, 2004]

Article 14-3 (Registration of Recruiters)

   (1) Any person who intends to become a recruiter shall make a registration to the Financial Supervisory Commission.

   (2) Persons falling under any of the following subparagraphs shall be prohibited from becoming the recruiters:

    1. Incompetents or quasi-incompetents;

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    2. Bankrupt who fails to be reinstated;

    3. Person for whom two years have not elapsed from the day on which his sentence execution has been terminated (including the case where it is deemed to have been terminated) or has been exempted, after he was sentenced to a fine or a heavier punishment under this Act;

    4. Person for whom two years have not elapsed from the day on which his registration of recruiter has been revoked under this Act;

    5. Minor who has failed to have the ability identical with the adult pertaining to the business, and whose legal representative falls under any of subparagraphs 1 through 4; and

    6. A corporation or an incorporate body or foundation which is not a corporation, in which there exists a person falling under any of subparagraphs 1 through 4 among its officers or managers.

   (3) The Financial Supervisory Commission shall entrust the head of specialized credit financial business association under the provisions of
   Article 62 (1) with the business of recruiters' registration under the provisions of paragraph (1).

   [This Article Newly Inserted by Act No. 7065, Jan. 20, 2004]

Article 14-4 (Revocation etc. of Registration)

   (1) When any recruiter falls under any of the following subparagraphs, the Financial Supervisory Commission may order a suspension of his business with fixing the period of less than six months or revoke his registration:

    1. When he has violated any orders issued or dispositions made under this Act; and

    2. When he has violated any provisions of this Act pertaining to the recruitment.

   (2) When any recruiter falls under any of the following subparagraphs, the Financial Supervisory Commission shall revoke his registration:

    1. When he comes to fall under any subparagraph of Article 14-3 (2);

    2. When it has been found that he was a person falling under any subparagraph of Article 14-3 (2) at the time of registration; and

    3. When he has made a registration under the provisions of Article 14-3 (1) by falsity or other illegal means.

   (3) When the Financial Supervisory Commission intends to order a suspension of business or revoke a registration under the provisions of paragraph (1) or
   (2), it shall provide the recruiter with an opportunity to present his opinions of elucidation.

   (4) When the Financial Supervisory Commission has ordered a suspension of recruiter's business or revoked his registration, it shall promptly notify him of such purports in writing with a statement of its reasons.

   [This Article Newly Inserted by Act No. 7065, Jan. 20, 2004]

Article 15 (Prohibition of Transfer, etc. of Credit Cards)

   A credit card may not be transferred, assigned, or pledged.

Article 16 (Liability to Credit Card Holders, etc.)

   (1)Where a credit card holder or a debit card holder reports to a credit card company on loss or theft of the card, from that time, the credit card company shall be liable to the credit card holder or the debit card holder for use of the credit card or the debit card.

   (2) A credit card company shall assume the responsibility for using a credit card which has occurred prior to the notification under the pro- visions of paragraph (1), within the limit of a period as prescribed by the Presidential Decree. <Newly Inserted by Act No. 7065, Jan. 20, 2004>

   (3) Notwithstanding the provisions of paragraph (2), when a credit card company has concluded a contract to the effect that it may hold a credit card member responsible for the whole or part of loss or theft of the credit card, it may have the relevant credit card member assume the responsibility pursuant to the contents of such a contract: Provided, That the same shall not apply to the case where the credit card member has no intention nor negligence, such as a divulgence of secret number due to an irresistible violence or a danger to the life or body of himself or relatives. <Newly Inserted by Act No. 7065, Jan. 20, 2004>

   (4) Where a credit card company receives a report in accordance with the provisions of paragraph (1), it shall forthwith notify the reporting person of information on the recipient of the report, receipt number or other matters certifying such receipt.

   (5) A credit card company shall be liable to a credit card holder, etc. for the use of false or forged credit cards, etc. <Amended by Act No. 6681, Mar. 30, 2002>

   (6) Notwithstanding the provisions of paragraph (5), where a credit card company enters into an agreement with a holder of credit card, etc. to the effect that if the said company provides evidences of the existence of an intent or a serious negligence on the part of such credit card holder, etc. in respect of forgery or alteration of credit card, etc., the whole or part of such liabilities may be attributed to the holder of credit card, etc., the said company may make the said holder to be liable for the de- tails of such contract. <Newly Inserted by Act No. 6681, Mar. 30, 2002; Act No. 7065, Jan. 20, 2004>

   (7) Such an agreement referred to in paragraphs (3) and (6) shall be effective only where it is made in writing, and a serious negligence on the part of the credit card holder, etc. shall be restricted to what are specifically indicated in the agreement. <Amended by Act No. 6681, Mar. 30, 2002; Act No. 7065, Jan. 20, 2004>

   (8) A credit card company shall take measures including purchase of insurances or subscription to mutual associations or maintenance of re- serve funds, etc. so as to bear liabilities under the provisions of paragraphs (1),
   (2), (5) and Article 17. <Amended by Act No. 7065, Jan. 20, 2004>

   (9) The scope of an intent or a serious negligence of the credit card holder, etc. under paragraph (6) shall be prescribed by the Presidential Decree.
   <Newly Inserted by Act No. 6681, Mar. 30, 2002; Act No. 7065, Jan. 20, 2004>

   (10) A credit card company shall, where a credit card holder raises an objection in writing against the amount of using his credit card, be un- able to receive the relevant amount from such credit card holder not later than the time when any investigation thereon is completed. <Newly Inserted by Act No. 6681, Mar. 30, 2002>

Article 16-2 (Recruiting Credit Card Merchants)

   A credit card company shall, where recruiting credit card merchants, visit the business places of persons who intend to become such merchants, and confirm whether or not such business is undertaken.

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 17 (Liability against Credit Card Merchants)

   (1) A credit card company may not transfer to credit card merchants losses out of transactions falling within each of the following subparagraphs, except where a credit card company enters into an agreement with them to the effect that the latter is responsible for losses, in whole or in part, where the former provides evidences of the existence of an intent or a serious negligence on the part of the latter in respect of such transactions:

    1. Transactions by lost or stolen credit cards or debit cards; or

    2. Transactions by false or forged credit cards, etc.

   (2) The provisions of Article 16 (7) shall apply mutatis mutandis to an agreement or a serious negligence on the part of credit card merchants under the proviso of paragraph (1). <Amended by Act No. 6681, Mar. 30, 2002; Act No. 7065, Jan. 20, 2004>

Article 18 (Duty to Notify Transaction Conditions)

   The credit card company shall notify the credit card holders, etc. and credit card merchants of the following matters, by methods as prescribed by the Ordinance of the Ministry of Finance and Economy: <Amended by Act No. 5741, Feb. 1, 1999>

    1. The interest rate, discount rate, and overdue interest rate and other rates set by the credit card company;

    2. Settlement method of the amount of the credit card and the debit card used;

    3. Responsibility to credit card holders, etc. referred to in Article 16;

    4. Responsibility to credit card merchants and matters to be observed by credit card merchants as referred to in Articles 17 and 19; and

    5. Other matters prescribed by the Ordinance of the Ministry of Finance and Economy.

Article 19 (Matters to be Observed by Credit Card Merchants)

   (1) The credit card merchants shall not refuse to sell goods or to provide services, etc. or treat cardholders unfavorably, because of transaction by credit card. <Amended by Act No. 6681, Mar. 30, 2002>

   (2) For each credit card transaction, the credit card merchant shall verify whether the credit card is being properly used by the principal. <Amended by Act No. 6681, Mar. 30, 2002>

   (3) The credit card merchant may not pass the merchant fees to the credit card holder, etc.

   (4) Credit card merchants shall not engage in practices falling under each of the following subparagraphs: Provided, That in the case of an agency for settlements, the provisions of subparagraphs 1, 4 and 5 shall not apply:
   <Amended by Act No. 6681, Mar. 30, 2002>

    1. Practices of pretending a transaction by credit cards without actual sales of goods or provision of services, etc.;

    2. Practices of making a transaction by using credit cards in excess of the actual amount of sales;

    3. Practices of making a transaction by using credit cards, etc. in the name of another credit card merchant;

    4. Practices of lending a credit card merchant's name to another merchant;
       or

    5. Practices of acting for a transaction by using credit cards, etc.

   (5) An agency for settlements shall observe the matters as prescribed by the Presidential Decree, such as a provision, to the credit card company, of credit information on the person who sells goods or provides services, etc. and the details of acting for credit card transactions. <Newly Inserted by Act No. 6681, Mar. 30, 2002>

Article 20 (Prohibition of Transfer of Sales Claims)

   (1) Sales claims generated from transactions shall not be transferred to any entity other than a credit card company, and a person other than a credit card company shall not purchase these claims. <Amended by Act No. 6681, Mar. 30, 2002>

   (2) A person who is not a credit card merchant shall not make transactions by credit cards, etc. in the name of a credit card merchant. <Amended by Act No. 6681, Mar. 30, 2002>

Article 21(Obligation of Terminating Credit Card Merchant Agreement)

   A credit card company shall terminate without any delay the credit card merchant agreement when the credit card merchant falls under the causes as prescribed by the Presidential Decree, such as being sentenced to punishments etc. in contravention of the provisions of Article 19 or 20 (1), or receiving a written notice from the related administrative agency of the fact of violating the said provisions etc. <Amended by Act No. 6681, Mar. 30, 2002; Act No. 7065, Jan. 20, 2004>

   [This Article Wholly Amended by Act No. 6430, Mar. 28, 2001]

Article 22 (Obligation of Repayment of Amounts in Pre-Paid Cards)

   In the case of each of the following subparagraphs, a credit card company which has issued pre-paid cards shall forthwith pay back the balance remaining on the pre-paid card upon request of the pre-paid card holder:

    1. Where it becomes impossible for the holder to use a pre-paid card because credit card merchants cannot provide goods or services due to natural disasters, etc.;

    2. Where it becomes impossible for credit card merchants to provide goods or services due to defects of pre-paid cards; or

    3. Where the balance on a pre-paid card is less than 10/100 of the face amount of the pre-paid card.

Article 23 (Restriction on Solicitation of Credit Card Merchants or Ways of Using Them)

   (1) The scope of credit card merchants which may be solicited by a concurrent loan service provider with a registration of credit card business pursuant to the provisions of Article 3 (1) (proviso) shall be prescribed by the Presidential Decree. <Amended by Act No. 6681, Mar. 30, 2002>

   (2) The Financial Supervisory Commission may order credit card companies (excluding concurrent loan services providers under the provisions of paragraph (1); hereafter in this paragraph, the same shall apply) to jointly deal with other credit card merchants by way of cross-purchase of sales slips, or receipt or payment of sales slips on behalf of other credit card companies for convenient uses of credit cards and efficient services by credit card companies. <Amended by Act No. 5505, Jan. 13, 1998>

   (3) Where orders are made for joint uses of credit card merchants pursuant to the provisions of paragraph (2), the Financial Supervisory Commission shall ensure a fair competition between credit card companies by allowing member fees charged to credit card merchants to be determined freely by each credit card company, or by allowing payments made between credit card companies to be determined at a reasonable level, etc. <Amended by Act No. 5505, Jan. 13, 1998>

Article 24 (Maximum Limits of Credit Cards, etc.)

   The Financial Supervisory Commission, subject to the Presidential Decree, may impose upon credit card companies limits prescribed in each of the following subparagraphs, or take other necessary measures, such as setting the standard for matters to be observed at the time of setting the limit of using credit cards: <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999; Act No. 6430, Mar. 28, 2001; Act No. 7065, Jan. 20, 2004>

    1. Maximum limit of cash services by credit cards;

    2. Maximum amount per use or per day of debit cards; or

    3. Gross maximum number of pre-paid cards and maximum limit of the face amount thereof.

Article 25 (Deposit)

   (1) The Financial Supervisory Commission may order a credit card company, who issued pre-paid cards, to deposit an amount prescribed by the Presidential Decree, not exceeding 10/100 of the total pre-paid card amount issued.
   <Amended by Act No. 5505, Jan. 13, 1998>

   (2) The deposit, in accordance with paragraph (1), shall be made at a place where the main office or a principal office of the credit card company who issued pre-paid cards is located.

   (3) When the entity fulfills the deposit order, in accordance with paragraph
   (1), it shall report without delay to the Financial Supervisory Commission.
   <Amended by Act No. 5505, Jan. 13, 1998>

   (4) A credit card company which made a deposit as referred to in paragraph
   (1) may have the deposit returned with approval from the Financial Supervisory Commission. <Amended by Act No. 5505, Jan. 13, 1998>

   (5) The types of goods to be deposited, timing thereof, and other conditions needed on the deposit referred to in paragraph (1), shall be pre- scribed by the Ordinance of the Ministry of Finance and Economy. <Amended by Act No. 5741, Feb. 1, 1999>

Article 26 (Distribution of Deposited Articles)

   (1) When a credit card company, which made a deposit as referred to in
   Article 25, is not able to refund the pre-paid card payment to the credit card merchant who supplied goods and services and the unredeemed pre-paid card amount, the Financial Supervisory Commission shall designate an executor (hereinafter referred to as a "rights executor") who shall withdraw the credit card company's deposit and distribute to the credit card merchants and unredeemed pre-paid card holders (hereinafter referred to as "unredeemed creditors") and give public notice under the conditions as prescribed by the Ordinance of the Ministry of Finance and Economy.
   <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999>

   (2) Eligibility for a rights executor referred to in paragraph (1) shall be prescribed by the Presidential Decree.

   (3) The unredeemed creditors may receive distribution by reporting the unredeemed amount to the rights executor.

   (4) The rights executor shall give public announcement on the period, method, and location of the report under paragraph (3) in compliance with the Ordinance of the Ministry of Finance and Economy. <Amended by Act No. 5741, Feb. 1, 1999>

   (5) The rights executor may, in priority to other claims, withdraw the deposit with the approval of the Financial Supervisory Commission, within the scope of the total amount reported in accordance with paragraph (3) above and the expenditures therefor. <Amended by Act No. 5505, Jan. 13, 1998>

   (6) The deposit withdrawn by the rights executor shall be distributed in compliance with the methods and procedures set by the Financial Supervisory Commission to the unredeemed creditors. <Amended by Act No. 5505, Jan. 13, 1998>

   (7) The credit card company which made a deposit in accordance with Article 25 shall not be able to get the deposit returned prior to the completion of the distribution procedures referred to in paragraphs (1) through (6).

Article 27 (Prohibition on Usage of Similar Names)

   An entity other than a credit card company may not use credit card or a similar designation in its trade name.

      SECTION 2 Facilities Leasing Business

Article 28 (Scope of Application)

   This Section shall apply to facilities leasing businesses and deferred payment sales services provided by a person registered for carrying out a facilities leasing business (hereinafter referred to as the "lessor") pursuant to the provisions of Article 3 (2). <Amended by Act No. 6681, Mar. 30, 2002>

Article 29 (Utilization of Various Funds)

   In case where a person who has concluded a leasing or deferred payment sale contract with a lessor (hereinafter referred to as a "lessee") is qualified to be financed with funds being provided for the purpose of support for investment in facilities, the lessor may borrow from the funds concerned on behalf of the lessee, acquire specified objects and execute leasing or deferred payment sale (hereinafter referred to as the "leasing, etc.").

Article 30 (Special Cases to Foreign Trade Act)

   (1) Deleted. <by Act No. 6316, Dec. 29, 2000>

   (2) In case where specified objects leased by a lessor are facilities or equipment to be used for the purpose of earning foreign currency, the earning of foreign currency corresponding to the amount of import under Article 19 of the Foreign Trade Act shall be conducted by the lessee.

Article 31 (Special Cases to Medical Appliances Act)

   (1) Notwithstanding the provisions of Article 14 (4) of the Medical Appliances Act, a lessor may directly import medical appliances specified objects for the purpose of leasing, etc. provided that they are tested by using the facilities and equipment as determined by the Minister of Health and Welfare.

   <Amended by Act No. 6909, May 29, 2003>

   (2) Notwithstanding the provisions of Article 16 of the Medical Appliances Act, a lessor may transfer the specified objects of medical appliances imported under paragraph (1) hereof. <Amended by Act No. 6909, May 29, 2003>

Article 32 (Special Cases to Administrative Dispositions)

   In case where a lessor acquires, imports or leases specified objects for the purpose of leasing, etc., if the lessee satisfies requirements for permission, approval, recommendations and other administrative dispositions in addition to the provisions of Articles 30 and 31 thereof, such requirements shall be regarded as met by the lessor.

Article 33 (Special Cases to Registry and Registration)

   (1) In case where a lessor executes leasing, etc. of construction machinery or vehicles, the registration may be made in the name of the lessee (in the case of deferred payment sale, the person who acquires the ownership of specified objects shall be excluded; hereinafter the same shall apply), notwithstanding the provisions of the Construction Machinery Management Act or the Automobile Management Act.

   (2) In case where a lessor wishes to register the ownership of a ship or aircraft for the purpose of leasing, etc., if the lessee satisfies the registration requirements under Article 2 of the Ship Act or Article 6 of the Aviation Act, the lessor shall be regarded as satisfying the requirements for such registration during the period of use thereof.

Article 34 (Special Cases to Performing Duties)

   (1) In case where a lessee uses specified objects through leasing, various duties imposed in accordance with the provisions of other Acts and subordinate statutes on the owner of the specified objects regarding the maintenance and management of the objects such as inspection shall be performed by the lessee as the party concerned.

   (2) When duties under paragraph (1) hereof are imposed on the lessor, the lessor shall inform the lessee of the imposition without delay.

Article 35 (Liability for Indemnity for Damage Caused by Automobiles, etc.)

   In case where a lessee who operates construction machinery or vehicles acquired by leasing, etc., injures another person by an illegal act, the lessor shall not be regarded as the "person who operates the automobile for himself" when applying Article 3 of the Guarantee of Automobile Accident Compensation Act.

Article 36 (Identification of Leasing, etc.)

   (1) A lessor shall attach to specified objects leased tags indicating that they are the subjects of leasing, etc. (except where the ownership of the specified objects is transferred by deferred payment sale) under the conditions prescribed by the Ordinance of the Ministry of Finance and Economy. <Amended by Act No. 5741, Feb. 1, 1999>

   (2) Tags under paragraph (1) above shall not be damaged, removed, modified or relocated by anyone other than the lessor who executed leasing, etc. of such specified objects.

Article 37 (Support for Small or Medium Firms)

   (1) The Financial Supervisory Commission, subject to the Presidential Decree, may order the lessor to appropriate a certain ratio of the yearly execution of facilities leasing services, etc. for small or medium enterprises (referring to small or medium enterprises pursuant to the provisions of Article 2 of the Framework Act on Small and Medium Enterprises). <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999; Act No. 6430, Mar.
   28, 2001>

   (2) The ratio referred to in paragraph (1) above shall not exceed 50/100.

      SECTION 3 Installment Financing Business

Article 38 (Scope of Application)

   This Section shall apply to installment financing businesses performed by a person registered therefor (hereinafter referred to as the "installment financing company") pursuant to the provisions of Article 3 (2).
   <Amended by Act No. 6681, Mar. 30, 2002>

Article 39 (Obligatory Notice of Information on Terms of Transaction)

   The installment financing company shall notify the buyer of goods and services which are subject matter of installment financing contracts made between the former and the latter (hereinafter referred to as the "customer of installment services") of matters relating to each of the following subparagraphs by means of ways prescribed by the Ordinance of the Ministry of Finance and Economy: <Amended by Act No. 5741, Feb. 1, 1999>

    1. Original interest rates or overdue interest rates, or other various rates of charges determined by the installment financing company;

    2. Ways by which payments of financed money (hereinafter referred to as the "financed capital") are to be made; and

    3. Other matters prescribed by the Ordinance of the Ministry of Finance and Economy.

Article 40 (Code of Practice of Installment Financing Company)

   (1) No installment financing company shall be allowed to make a loan to customers of installment goods and services moneys exceeding the amount of purchase price of goods and services to be financed. <Amended by Act No. 5741, Feb. 1, 1999>

   (2) The installment financing company shall make direct payment of financed capital to the seller of the goods and services to be financed. <Amended by Act No. 5741, Feb. 1, 1999>

      SECTION 4 Venture Capital Business

Article 41 (Scope of Application)

   (1)This Section shall apply to services falling under each of the following subparagraphs, which are provided by a person registered for carrying out a venture capital business (hereinafter referred to as a "venture capitalist") pursuant to the provisions of Article 3 (2): <Amended by Act No. 6681, Mar. 30, 2002>

    1. Investment in ventures businessmen;

    2. Provision of loans to venture businessmen;

    3. Provision of managerial and technical assistance to venture businessmen;

    4. Establishment of venture business investment association; or

    5. Administration or operation of funds of venture business investment association.

   (2) The term "venture businessmen" in paragraph (2) means new technology venture businessmen under the provisions of subparagraph 1 of Article 2 of the Korea Technology Credit Guarantee Fund Act. <Amended by Act No. 6705, Aug. 26, 2002>

   (3) Reference in paragraph (1) 4 to "venture business investment association" means associations prescribed by each of the following sub- paragraphs, which are established for the investment in venture businessmen:

    1. Associations, established by venture capitalists together with those who are not venture capitalists;

       or

    2. Associations whose funds are administered or operated by venture capitalists.

Article 42 (Borrowing of Money)

   A venture capitalist may borrow money for investment in or loans to venture businessmen from the Government or the funds prescribed by the Presidential Decree, notwithstanding the provisions of Article 47 (1).

Article 43 (Tax Support)

   Subject to the provisions of the Restriction of Special Taxation Act, the Government may provide tax support to venture capitalists or their investors, venture business investment associations and subscribers there- to for the development of venture capital business. <Amended by Act No. 6430, Mar. 28, 2001>

Article 44 (Venture Business Investment Associations)

   (1) The bylaws of a venture business investment association (hereafter referred to as the "association" in this Article) shall include matters falling under each of the following subparagraphs:

    1. The fact that venture capitalists are administering and operating funds of the association. In such cases, venture capitalists may entrust the operation of funds of the association, in whole or in part, to those who are not venture capitalists, by making agreements therefor with the association; or

    2. The fact that funds of the association shall be invested into venture businessmen.

   (2) The association may pay to the venture capitalist a fee for its ser-vices not exceeding 20/100 of investment profits generated by the administration and operation of funds as set out in its bylaws.

   (3) Where there occurs a loss from the administration and operation of its funds, the association may determine the loss distribution rate favor- ably to those who are not venture capitalists, as set out in its bylaws.

Article 45 (Matters to be Observed by Venture Capitalists)

   Where venture capitalists perform loan services pursuant to the provisions of
   Article 41 (1) 2, they shall not exceed the limit of loans as determined by the Ordinance of the Ministry of Finance and Economy. [This Article Wholly Amended by Act No. 5741, Feb. 1, 1999]

            CHAPTER [ ]  SPECIALIZED CREDIT FINANCIAL BUSINESS COMPANY

Article 46 (Business)

   (1) Business performed by a specialized credit financial business company shall be limited as follows: <Amended by Act No. 7343, Jan. 27, 2005>

    1. Licensed or registered specialized credit financial business under the provisions of Article 3 (including the deferred payment sale business in case where a registration of facility leasing business has been made);

    2. Business of takeover, management or collection of trade credits (including the bills) acquired by enterprises in exchange for provision of goods and services;

    3. Loan business (including the discount business of bills; hereafter in this Article, the same shall apply);

    4. Business incidental to the credit card company under the provisions of
       Article 13 (1) 2 and 3 (limited to the case of obtaining a license for credit card business);

    5. Other businesses relating to subparagraphs 1 through 4, which are prescribed by the Presidential Decree;

    6. Credit investigation and incidental business relating to businesses of subparagraphs 1 through 4; and

    7. Businesses utilizing manpower, asset or facilities in possession, which are prescribed by the Financial Supervisory Commission.

   (2) Loan business under the provisions of paragraph (1) 3 shall be carried out in accordance with the standard as prescribed by the Presidential Decree.

   [This Article Wholly Amended by Act No. 7065, Jan. 20, 2004]

Article 47 (Ways of Raising Money)

   (1) Ways by which a specialized credit financial business company raises money shall be restricted to those prescribed in each of the following subparagraphs: <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999>

      1. Borrowing from financial institutions established by the provisions of other Acts, authorized, or licensed by the Financial Supervisory Commission;

      2. Issuance of bonds or bills;

      3. Sales of securities held;

      4. Transfer of loaned credit held; or

      5. Other ways prescribed by the Presidential Decree.

   (2) The issuance of bonds or bills pursuant to paragraph (1) 2 and the sale of securities held pursuant to subparagraph 3 of the same paragraph may be restricted in the method of issuance or sale and target persons thereof under the conditions as prescribed by the Presidential Decree.

Article 48 (Special Cases of Issuance of Bonds)

   (1) A specialized credit financial business company may issue bonds up to an amount ten times as much as its equity capital, notwithstanding the provisions of Article 470 of the Commercial Act. <Amended by Act No. 5741, Feb. 1, 1999>

   (2) A specialized credit financial business company may issue bonds temporarily exceeding the maximum limit in order to repay the bonds issued according to the provisions of paragraph (1). In such cases, the repayment shall be made within a month after the bonds are issued.

   (3) Where bonds issued by a specialized credit financial business company in accordance with the provisions of paragraphs (1) and (2) are subject to the application of the provisions of the Securities and Exchange Act, they shall be treated as bonds under the provisions of Article 2 (1) 3 of the said Act.

   (4) Matters necessary for issuance of bonds other than those prescribed in paragraphs (1) through (3) shall be determined by the Presidential Decree.

Article 49 (Restriction of Acquisition of Real Estate)

   (1) Real estate used for business which a specialized credit financial business company is allowed to acquire shall be restricted to those prescribed in each of the following subparagraphs: <Amended by Act No. 5741, Feb. 1, 1999>

      1. Main or branch offices, or other offices;

      2. Housing or dormitories for officers and employees, and employees' training center; or

      3. Other real estates prescribed by the Ordinance of the Ministry of Finance and Economy as needed for the business.

   (2) The Financial Supervisory Commission may restrict the total value of real estate used for business which a specialized credit financial business company is allowed to acquire pursuant to paragraph (1) to a certain ratio exceeding 100/100 of its equity capital, where he deems it necessary to restrain excessive acquisition of real estate. <Amended by Act No. 5505, Jan. 13, 1998>

   (3) The total value of real estate used for business pursuant to the pro-visions of paragraph (2) shall be computed upon the basis of book value.

   (4) A specialized credit financial business company may be allowed to acquire real estate falling under the following in addition to that used for business:

      1. The real estate which is the object leased or subject to deferred payment sales; or

      2. The real estate acquired by exercise of secured rights.

   (5) Deleted. <by Act No. 5741, Feb. 1, 1999>

Article 50 (Maximum Limit of Loans to Related Parties)

   (1) The aggregate amount of loans (referring to an amount calculated by the method as determined by the Ordinance of the Ministry of Finance and Economy; hereinafter the same shall apply) which a specialized credit financial business company is allowed to provide to persons specially related to the company may not exceed 100/100 of its equity capital. <Amended by Act No. 5741, Feb. 1, 1999> (2) The scope of specially related persons prescribed in paragraph (1) shall be prescribed by the Ordinance of the Ministry of Finance and Economy. <Amended by Act No. 5741, Feb. 1, 1999>

Article 50-2 (Prohibited Acts related to Financial Support)

   (1) The specialized credit financial business companies shall not do an act falling under any of the following subparagraphs with other financial institutions (referring to the financial institutions under the Act on the Structural Improvement of the Financial Industry; hereafter in this Article, the same shall apply) or other companies: <Amended by Act No. 6681, Mar. 30, 2002>

      1. Act of holding the voting stocks under mutual crossing or providing credit for the purpose of avoiding the maximum limit under Article 50;

      2. Act of acquiring stocks under mutual crossing for the purpose of avoiding the limit of acquiring its own stocks under Article 341 of the Commercial Act or Article 189-2 of the Securities and Exchange Act; or

      3. Other acts as stipulated by the Presidential Decree, which are likely to harm greatly the interests of transactors.

   (2) The stocks acquired in contravention of paragraph (1) shall not have voting rights.

   (3) The specialized credit financial business companies shall not perform the acts of granting credit for enabling to purchase the stocks of such specialized credit financial business companies, or of intermediating funds for the purpose of avoiding maximum credit limit under Article 50.

   (4) The Financial Supervisory Commission may take necessary measures, such as ordering a specialized credit financial business company, which has acquired stocks or granted credit in contravention of paragraph (1) or (3), to dispose of relevant stocks or to recover the credit amount.

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 50-3 (Qualifications of Officers)

   Any person falling under any of the following subparagraphs shall not become an officer of a specialized credit financial business company (referring to the director, auditor or a person actually in a position equivalent to them who is prescribed by the Presidential Decree; hereafter in this Article, the same shall apply), and if he comes to fall under any of the following subparagraphs after he has become one, he shall lose his post: <Amended by Act No. 7065, Jan. 20, 2004>

      1. A minor, quasi-incompetent or incompetent person;

      2. A bankrupt who is yet reinstated;

      3. A person who has been consigned to an unsuspended sentence of imprisonment without prison labor or to a heavier sentence, and for whom 5 years have not passed after the execution (including the case where its execution is deemed to be over) or the exemption from its execution;

      4. A person who has been consigned to a sentence of fine or to a heavier sentence due to a contravention of this Act or the finance-related Acts and subordinate statutes as stipulated by the Presidential Decree (hereafter in this Article, referred to as "finance-related Acts and subordinate statutes"), and for whom 5 years have not passed after the completion (including the case where its execution is deemed to be over) of, or exemption from its execution;

      5. A person who is under a grace period after having been consigned to a suspended sentence of imprisonment without prison labor or to a heavier sentence;

      6. A person for whom 5 years have not passed after a dismissal or a disciplined discharge pursuant to this Act or the finance-related Acts and subordinate statutes;

      7. An officer or employee of a corporation or company whose license, authorization or registration of business has been revoked pursuant to this Act, or the finance-related Acts and subordinate statutes (limited to persons who are directly responsible or equivalently responsible for the occurrence of causes for such revocations, and who are stipulated in the Presidential Decree), and for whom 5 years have not passed since the date on which a revocation was made against the relevant corporation or company;

      8. Persons who hold office or have held office of the officers or employees of the financial institution which has been subjected to a timely corrective measure by the Financial Supervisory Commission (limited to persons who are directly responsible for the causes of being subjected to such timely corrective measures etc. or equivalent thereto, and who are stipulated in the Presidential Decree) under the provisions of Article 10 (1) of the Act on the Structural Improvement of the Financial Industry (referring to the financial institution under the provisions of subparagraph 1 of Article 2 of the same Act; hereafter in this subparagraph, the same shall apply), or to an administrative disposition (hereinafter referred to as the "timely corrective measure etc."), such as a decision on a contract transfer etc. under the provisions of Article 14 (2) of the same Act, and for whom two years have not elapsed from the date of being subjected to such timely corrective measures etc.; and

      9. Retired officers or employees who have been notified that they would have been subjected to a disposition of dismissal or disciplinary discharge if they held office or had held office under this Act or the finance-related Acts and subordinate statutes, and for whom five years have not elapsed from the date of receiving the said notice (where they have exceeded five years from the date of receiving the notice, or seven years from the date of retirement or resignation, it shall be seven years from the date of retirement or resignation).

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 50-4 (Selection of Outside Director)

   (1) A specialized credit financial business company (limited to a specialized credit financial business company satisfying the criteria as stipulated by the Presidential Decree taking into consideration the property, business, etc. being conducted; hereafter in this Article, the same shall apply), shall assign 3 or more directors who are not engaged in the permanent affairs of the board of directors (hereinafter referred to as "outside directors"). In this case, the outside directors shall be not less than one half of the total number of directors.

   (2) A specialized credit financial business company shall establish the committee under Article 393-2 of the Commercial Act in order to recommend the candidates for outside directors (hereinafter referred to as the "committee for recommending the candidates for outside directors"). In this case, the committee for recommending the candidates for outside directors shall consist of such outside directors as are to be not less than one half of the total members.

   (3) The outside directors shall be elected by the shareholders~ meeting from among those who are recommended by the committee for recommending the candidates for outside directors. (4) A person who falls under any of subparagraphs of Article 54-5 (4) of the Securities and Exchange Act shall not become an outside director, and if he comes to fall under it after he has become one, he shall lose his post.

   (5) A specialized credit financial business company shall, where the composition of the board of directors does not conform to the requirements under paragraph (1) due to such cause as a resignation or death, etc. of outside directors, make the composition of the board of directors con- form to the requirements under paragraph (1) at the stockholders~ meeting convened for the first time after the date on which such causes occurred.

   (6) With respect to a specialized credit financial business company which is to assign the outside directors as it comes to fall for the first time under the requirements of paragraph (1), the provisions of the latter part of paragraph (2) shall not be applicable.

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 50-5 (Audit Committee)

   (1) A specialized credit financial business company (limited to a specialized credit financial business company satisfying the criteria as stipulated by the Presidential Decree taking into consideration the property, business, etc. being conducted; hereafter in this Article, the same shall apply), shall establish the audit committee (referring to the audit committee under Article 415-2 of the Commercial Act; hereinafter the same shall apply).

   (2) The audit committee shall fill up not less than two-thirds of the total members with outside directors.

   (3) The members of audit committee who are not the outside directors shall not fall under any of the subparagraphs of Article 191-12 (3) of the Securities and Exchange Act: Provided, That any person who is an incumbent member of the audit committee as not an outside director, may become a member of the audit committee as not an outside director, notwithstanding the provisions of Article 191-12 (3) 6 of the same Act.

   (4) The audit committee shall, where its composition does not conform to the requirements under paragraph (2) due to such cause as a resignation or death, etc. of the members of audit committee, make its com- position conform to the requirements under paragraph (2) at the stockholders' meeting convened for the first time after the date on which such causes occurred.

   (5) The provisions of Article 415-2 (2) (proviso) of the Commercial Act shall not be applicable to the composition of the audit committee under paragraph
   (1).

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 50-6 (Criteria for Internal Control)

   (1) A specialized credit financial business company shall set forth the basic procedures and criteria to be observed by its officers and employees in performing their duties in order to comply to the Acts and subordinate statutes, to make its property operation sound, and to protect customers (hereinafter referred to as the "criteria for internal control").

   (2) A specialized credit financial business company shall assign one or more persons who are to check whether or not the criteria for internal control are observed, and to investigate the violations of said criteria, and to report thereon to the auditor or the audit committee (hereinafter referred to as the "compliance officer").

   (3) A specialized credit financial business company shall, where it in- tends to appoint or dismiss the compliance officer, go through a resolution of the board of directors.

   (4) The compliance officer shall satisfy the following requirements: 1. He shall have the career falling under any of the following items:

      (a) Any person who has the career of serving for not less than 10 years in the Bank of Korea, or the institutions subject to inspection under
          Article 38 of the Act on the Establishment, etc. of Financial Supervisory Organizations (including foreign financial institutions equivalent to them);

      (b) Any person who has obtained a master or a higher academic degree in the finance-related field and has the career of serving for not less than 5 years at posts of or higher posts than a researcher or full-time lecturer in a research institution or a college or university;

      (c) Any person who is qualified as a lawyer or a certified public accountant, and who has the career of engaging in the affairs related to such qualifications for not less than 5 years; and SPECIALIZED CREDIT FINANCIAL BUSINESS ACT

      (d) Any person who has the career of serving for not less than 5 years in the Ministry of Finance and Economy, the Financial Supervisory Commission, the Securities Futures Committee, or the Financial Supervisory Service, and for whom 5 years have passed after he retired or resigned from the relevant institution;

   2. He shall not fall under any subparagraph of Article 50-3; and

   3. He shall not have any facts of receiving such measures as falling under the demand for caution or warning from the Financial Supervisory Commission or the Governor of the Financial Supervisory Service due to violations of the finance-related Acts and subordinate statutes during recent 5 years.

   (5) Matters necessary for the criteria for internal control under paragraph
   (1) and the compliance officer under paragraph (2) shall be pre- scribed by the Presidential Decree.

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 50-7 (Exercise of Minority Shareholders~ Rights)

   (1) Any person who has continually held not less than 5/100,000 of the total issued stocks of the specialized credit financial business company (limited to the specialized credit financial business company falling under the criteria as stipulated by the Presidential Decree taking into consideration the property and business being conducted, etc.; hereafter in this Article, the same shall apply) for not less than 6 months under the conditions as prescribed by the Presidential Decree, may exercise the shareholders~ rights as stipulated under Article 403 of the Commercial Act (including the cases where mutatis mutandis applied in Articles 324, 415, 424-2, 467-2 and 542 of the same Act).

   (2) Any person who has continually held not less than 250/1,000,000 of the total issued stocks of the specialized credit financial business company (not less than 125/1,000,000 in the case of the specialized credit financial business company which falls under the criteria as stipulated by the Presidential Decree) for not less than 6 months under the conditions as prescribed by the Presidential Decree, may exercise the share- holders~ rights as stipulated under Article 402 of the Commercial Act.

   (3) Any person who has continually held not less than 50/100,000 of the total issued stocks of the specialized credit financial business company (not less than 25/100,000 in the case of the specialized credit financial business company which falls under the criteria as stipulated by the Presidential Decree) for not less than 6 months under the conditions as prescribed by the Presidential Decree, may exercise the share- holders~ rights as stipulated under Article 466 of the Commercial Act.

   (4) Any person who has continually held not less than 250/100,000 of the total issued stocks of the specialized credit financial business company (not less than 125/100,000 in the case of the specialized credit financial business company which falls under the criteria as stipulated by the Presidential Decree) for not less than 6 months under the conditions as prescribed by the Presidential Decree, may exercise the share- holders~ rights as stipulated under Article 385 of the Commercial Act (including the case of mutatis mutandis application in Article 415 of the same Act) and
   Article 539 of the same Act. SPECIALIZED CREDIT FINANCIAL BUSINESS ACT

   (5) Any person who has continually held not less than 50/10,000 of the total issued stocks of the specialized credit financial business company (not less than 25/10,000 in the case of the specialized credit financial business company which falls under the criteria as stipulated by the Presidential Decree) for not less than 6 months under the conditions as prescribed by the Presidential Decree, may exercise the share- holders~ rights as stipulated under Article 363-2 of the Commercial Act. In this case, where exercising the shareholders~ rights under Article 363-2 of the Commercial Act, it shall be based upon the voting stocks.

   (6) Any person who has continually held not less than 150/10,000 of the total issued stocks of the specialized credit financial business company (not less than 75/10,000 in the case of the specialized credit financial business company which falls under the criteria as stipulated by the Presidential Decree) for not less than 6 months under the conditions as prescribed by the Presidential Decree, may exercise the share- holders~ rights as stipulated under Articles 366 and 467 of the Commercial Act. In this case, where exercising the shareholders~ rights under Article 366 of the Commercial Act, it shall be based upon the voting tocks.

   (7) In case where the shareholder under paragraph (1) has instituted a lawsuit under Article 403 of the Commercial Act (including the cases mutatis mutandis applied in Articles 324, 415, 424-2, 467-2 and 542 of the same Act) and won the case, he may request the specialized credit financial business company to pay the expenses for such lawsuit and all other costs on account of the lawsuit.

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 51 (Prohibition of Use of Similar Trade Names)

   A person who is not a specialized credit financial business company may not use the same or similar indication as credit, credit card, facilities leasing, lease, installment financing, or venture capital business in his trade name.

   [This Article Wholly Amended by Act No. 5741, Feb. 1, 1999]

Article 52 (Relations with Other Acts and Subordinate Statutes)

   (1) The provisions of the Bank of Korea Act and the Banking Act shall not apply to a specialized credit financial business company and a con- current loan service provider pursuant to the provisions of Article 3 (3)

   2. <Amended by Act No. 5505, Jan. 13, 1998; Act No. 6681, Mar. 30, 2002> (2)
   Articles 3 through 10, 11 (1), (4) and (5), 13-2, 14, 14-2 through 14-5,
   14-7, 15 through 19, 24, and 26 through 28 of the Act on the Structural Improvement of Financial Industry shall apply to a specialized credit financial business company: Provided, That Article 24 of the same Act shall not apply to the case where a venture capitalist makes an investment into a venture business operator. <Amended by Act No. 6681, Mar. 30, 2002; Act No. 7065, Jan. 20, 2004; Act No. 7343, Jan. 27, 2005>

           CHAPTER [ ] SUPERVISION

Article 53 (Supervision)

   (1) The Financial Supervisory Commission shall supervise whether a specialized credit financial business company or a concurrent loan service provider (hereinafter referred to as a "specialized credit financial business company, etc.") observes this Act or orders made thereunder. <Amended by Act No. 5505, Jan. 13, 1998>

   (2) The Financial Supervisory Commission may, where deems necessary for supervision under the provisions of paragraph (1), require a specialized credit financial business company, etc. to file reports on cur- rent state of business operation and financial conditions. <Amended by Act No. 5505, Jan. 13, 1998; Act No. 6430, Mar. 28, 2001>

   (3) Deleted. <by Act No. 6430, Mar. 28, 2001>

   (4) When the Financial Supervisory Commission deems that there exist concerns over impeding a sound operation of the specialized credit financial business companies, etc., as the said companies violate this Act or any orders issued under this Act, it may take the measures falling under any of the following subparagraphs upon a recommendation of the Governor of the Financial Supervisory Service, or have the said Governor takes the measures falling under subparagraph 1: <Amended by Act No. 7065, Jan. 20, 2004>

      1. Demands for the attention or warning to the specialized credit financial business companies, etc., or demand for the attention, warning or censure against their officers or employees;

      2.  Corrective orders against the relevant offenses; and

      3. Advice on the dismissal of officers, or demands for a suspension of their duties.

   (5) Where the Financial Supervisory Commission deems that if the re- tired officers or employees of the specialized credit financial business companies, etc. had held office, they would have been subjected to the dispositions falling under paragraph (4) 1 or 3, it may have the Governor of the

   Financial Supervisory Service notify the presidents of relevant specialized credit financial business companies, etc. of the details of such dispositions. <Newly Inserted by Act No. 7065, Jan. 20, 2004>

   (6) The presidents of specialized credit financial business companies, etc. in receipt of a notice under the provisions of paragraph (5) shall notify the relevant retired officers or employees thereof, and record them in the personnel affairs register and keep it. <Newly Inserted by Act No. 7065, Jan. 20, 2004>

Article 53-2 (Inspection)

   (1) The Governor of the Financial Supervisory Service may have the officials belonging to him inspect the business and asset status of the specialized credit financial business company, etc.

   (2) The officials who make the inspection under paragraph (1) shall present their vouchers indicating their authority to the interested persons.

   (3) The Governor of the Financial Supervisory Service may request the specialized credit financial business company, etc. to furnish the books, recorded documents and other data necessary for such inspection, or to have the related persons attend to state their opinions.

   (4) The Governor of the Financial Supervisory Service may request the external auditor selected by the specialized credit financial business company, etc. pursuant to the Act on External Audit of Stock Companies to furnish the information and data relating to the soundness of management which have come to his knowledge as a result of audit of the relevant specialized credit financial business company, etc.

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 53-3 (Guidance of Sound Management)

   (1) The Financial Supervisory Commission may set forth the criteria for management guidance falling under any of the following subparagraphs under the conditions as prescribed by the Presidential Decree, in order to guide the sound management of the specialized credit financial business company and to prevent the financial troubles:

      1.  Matters on the adequacy of equity capital;

      2.  Matters on the soundness of property;

      3.  Matters on the liquidity; and

      4.  Other matters necessary for securing the soundness of management.

   (2) When the specialized credit financial business company is acknowledged apprehended to harm the soundness of management, such as failing to fulfill the criteria for management guidance pursuant to the provisions of paragraph
   (1), the Financial Supervisory Commission may demand it to take necessary measures for improving its management, such as increase of capital, limit to profit sharing. <Amended by Act No. 7343, Jan. 27, 2005>

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

Article 54 (Submission of Business Reports, etc.)

   A specialized credit financial business company, etc. shall submit business reports and reports on actual results of management to the Financial Supervisory Commission under the conditions as determined by the Financial Supervisory Commission. <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999; Act No. 7065, Jan. 20, 2004>

Article 54-2 (Disclosure of Operations)

   (1) The Financial Supervisory Commission may have a specialized credit financial business company disclose important information and data on the conditions of operation.

   (2) The matters necessary for the kinds, scope, and methods of disclosure under paragraph (1) shall be determined by the Financial Supervisory Commission.

   [This Article Newly Inserted by Act No. 5741, Feb. 1, 1999]

Article 55 (Accounting Administration)

   A specialized credit financial business company, etc. shall administer accounting of licensed or registered specialized credit financial business separately from that of other businesses so as to analyze fund management and business performance.

Article 56 (Designation of Auditors)

   Where a specialized credit financial business company falls under any cause as determined by the Presidential Decree such as the violation of this Act, the Financial Supervisory Commission may designate an auditor of the specialized credit financial business company after deliberation by the Securities Futures Commission.

   [This Article Wholly Amended by Act No. 5741, Feb. 1, 1999]

Article 57 (Revocation, etc. of License or Registration)

   (1) The Financial Supervisory Commission may make orders with the effect of suspending, in whole or in part, credit card business or the business incidental thereto under Article 13 by setting time limit not exceeding 6 months, where a credit card company falls under each of the following subparagraphs: <Amended by Act No. 5505, Jan. 13, 1998; Act No. 6430, Mar. 28, 2001; Act No. 7065, Jan. 20, 2004>

      1. Where, without satisfying requirements prescribed by Article 13 (1), it performs incidental business referred to in each subparagraph of the same paragraph;

      2. Where it violates the provisions of Article 14, 14-2, 16, 17, 18, 21, 22, 23 (1), 25 (4) or 46; or

      3. Where it fails to comply with orders or measures taken by the Financial Supervisory Commission pursuant to the provisions of Article 23 (2), 24, 25 (1), 53 (4), or 53-3 (2).

   (2) Where a credit card company falls under each of the following subparagraphs, the Financial Supervisory Commission may revoke its license or registration: <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999; Act No. 6681, Mar. 30, 2002>

      1. Where it obtains a license or makes a registration under the provisions of Article 3 (1) by fraud or unlawful ways;

      2. Where it falls under the provisions of Article 6 (1) 2 through 4 (limited to a specialized credit financial business company);

      3. Where it fails to comply with orders for suspension of business under the provisions of paragraph (1);

      4. Where it fails to continue to conduct its operations for one year or more without any justifiable reason; and

      5. Where it closes out virtually its operations due to a corporate merger, bankruptcy, or closure of its operations.

   (3) Where a facilities leasing service company, an installment financing company, or a venture capitalist falls under each of the following subparagraphs, the Financial Supervisory Commission may revoke its registration: <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999; Act No. 6430, Mar. 28, 2001; Act No. 6681,
   Mar. 30, 2002; Act No. 7065, Jan. 20, 2004>

      1. Where it registers under the provisions of Article 3 (2) by fraud or unlawful ways;

      2. Where it falls under the provisions of Article 6 (1) 2 through 4 (limited to a specialized credit financial business company);

      3. Where it fails to comply with orders or dispositions made by the Financial Supervisory Commission under the provisions of Article 53
          (4) or 53-3 (2);

      3-2. Deleted; <by Act No. 7065, Jan. 20, 2004>

      4. Where it fails to continue to conduct its operations for one year or more without any justifiable reason; and

      5. Where it closes out virtually its operations due to a corporate merger, bankruptcy, or closure of its operations.

   (4) Deleted. <by Act No. 5982, May 24, 1999>

Article 58 (Imposition of Penalty)

   (1) Where a specialized credit financial business company violates the provisions of Article 46, 47, 48, 49 (1) and (4) or 50 or fails to comply with orders made by the Financial Supervisory Commission pursuant to the provisions of Article 49 (2), the Financial Supervisory Commission may impose a penalty not exceeding 100 million won under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999>

   (2) Where a credit card company falls under each of subparagraphs of Article 57 (1), the Financial Supervisory Commission may impose a penalty not exceeding 100 million won instead of taking measures of suspending business under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5505, Jan. 13, 1998>

   (3) In case of the following subparagraphs, the Financial Supervisory Commission may impose a penalty not exceeding 50 million won under the conditions as prescribed by the Presidential Decree: <Amended by Act No. 5505, Jan. 13, 1998>

      1. Where a facilities leasing service company fails to comply with orders made by the Financial Supervisory Commission pursuant to the provisions of Article 37;

      2.  Where an installment financing company violates the provisions of
          Article 39 or 40; or

      3.  Where a venture capitalist violates the provisions of Article 45.

   (4) The types or degrees of breaches subject to the imposition of penalty pursuant to the provisions of paragraphs (1) through (3) or other necessary matters shall be prescribed by the Presidential Decree.

   (5) The Financial Supervisory Commission shall collect penalties ac- cording to procedures for the recovery of national taxes in arrears, where penalties imposed by the provisions of paragraphs (1) through (3) are not paid within the specified time-limit. <Amended by Act No. 5505, Jan. 13, 1998>

   (6) The Financial Supervisory Commission may, under the conditions as prescribed by the Presidential Decree, entrust the Commissioner of the National Tax Service with the affairs relating to the collection of penalty surcharge and the disposition for arrears. <Newly Inserted by Act No. 6430, Mar. 28, 2001>

Article 59 Deleted. <by Act No. 6430, Mar. 28, 2001>

Article 60 (Measures after Revocation of License or Registration of Credit Card Business)

   A credit card company may continue to perform the business for settling accounts in respect of credit card transactions conducted prior to the revocation of the license or registration pursuant to the provisions of
   Article 57 (2). <Amended by Act No. 6681, Mar. 30, 2002>

Article 61 (Hearing)

   The Financial Supervisory Commission shall hold hearings where it in- tends to revoke license or registration under the provisions of Article 57 (2) or
   (3). <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982, May 24, 1999>

           CHAPTER [ ] SPECIALIZED CREDIT FINANCIAL BUSINESS ASSOCIATION

Article 62 (Establishment)

   (1) Specialized credit financial business companies, etc. may establish a specialized credit financial business association (hereinafter referred to as the "association") to pursue reliable development of specialized credit financial business.

   (2) The Association shall be a juristic person.

   (3) Where specialized credit financial business companies, etc. wish to establish the Association, they shall draw up the articles of association at the inaugural general meeting and obtain permission thereon by the Financial Supervisory Commission. <Amended by Act No. 5741, Feb. 1, 1999; Act No. 5982,

   May 24, 1999>

   (4) There shall be a president, directors, auditors, or other officers at the Association according to the articles of association.

   (5) Deleted. <by Act No. 5741, Feb. 1, 1999>

   (6) Except as otherwise provided in this Act with regard to the Association, the provisions of the Civil Act relating to an incorporated association shall apply mutatis mutandis.

Article 63 (Accession)

   The Association may not refuse accession or impose unfair conditions thereto without justifiable causes, where a specialized credit financial business company, etc. intends to accede to the Association.

Article 64 (Functions)

   The Association shall carry out functions falling under each of the following subparagraphs: <Amended by Act No. 7065, Jan. 20, 2004>

      1. To guide and recommend members to comply with this Act or other Acts and subordinate statutes;

      2. To recommend members to improve on methods of carrying out business for the protection of customers;

      3.  To analyze the financial situations of member companies;

      4.  To consult with customers and deal with their general inquiries;

      5.  To encourage exchange of credit information between members;

      6.  To maintain information on credit card merchants;

      7. To research and investigate for development of specialized credit financial businesses and specialized credit financial business companies;

      8.  Deleted; or <by Act No. 5741, Feb. 1, 1999>

      9.  To carry out other functions to achieve objectives of the Association.

Article 65 (Articles of Association)

   The articles of association of the Association shall contain matters falling under each of the following subparagraphs:

      1.  Objectives, designation and the place of office;

      2.  Qualification for members;

      3.  Election of directors and officers; 4. Scope of services:

      5.  Membership dues, budgets and accounting; and

      6. Meetings and other matters necessary for the operation of the Association. Articles 66 through 68 Deleted. <by Act No. 5741, Feb. 1, 1999>

           CHAPTER [ ] SUPPLEMENTARY PROVISIONS

Article 69 (Contributions)

   (1) Deleted. <by Act No. 6430, Mar. 28, 2001>

   (2) Specialized credit financial business companies, etc. which undergo an investigation by the Financial Supervisory Service shall pay contributions for meeting the investigation expenses to the Financial Supervisory Service.

   (3) The sharing ratio, limit, or other matters for the payment of contributions referred to in paragraph (2) shall be determined by the Presidential Decree.

   [This Article Wholly Amended by Act No. 5505, Jan. 13, 1998]

Article 69-2 (Entrustment of Authority)

   (1) The Financial Supervisory Commission may, if necessary for elevating the efficiency of supervision against the specialized credit financial business companies, entrust a part of his authority under this Act to the Governor of the Financial Supervisory Service under the conditions as prescribed by the Presidential Decree.

   (2) The Financial Supervisory Commission may, where deemed necessary for protecting the traders, entrust a part of his authority other than that under paragraph (1) to the president of the Association under the conditions as prescribed by the Presidential Decree.

   [This Article Newly Inserted by Act No. 6430, Mar. 28, 2001]

           CHAPTER [ ] PENAL PROVISIONS

Article 70 (Penal Provisions)

   (1) Any person who falls under any of the following subparagraphs shall be punished by imprisonment for not more than 7 years or a fine not exceeding 50 million won: <Amended by Act No. 6681, Mar. 30, 2002>

      1.  A person who alters or forges credit cards;

      2.  A person who sells or uses counterfeited or altered credit cards;

      3. A person who sells or uses the lost or stolen credit cards or debit cards;

      4. A person who sells or uses credit cards or debit cards acquired by taking by force or embezzlement, or by deceiving or threatening a person;

      5. A person who acquires the forged or altered credit cards, etc. for the purpose of using them;

      6. A person who retains other person's~credit card information detected by falsity and other illegal means, or makes a transaction by credit cards by utilizing it;

      7. A person who carries on a credit card business without obtaining a license or making a registration under Article 3 (1); and

      8.  A person who obtains a license or makes a registration under Article 3
          (1) by falsity and other illegal means.

   (2) Any person who falls under any of the following subparagraphs shall be punished by imprisonment for not more than 3 years or a fine not exceeding 20 million won: <Amended by Act No. 6681, Mar. 30, 2002>

      1.  Deleted; <by Act No. 6681, Mar. 30, 2002>

      2. A person who registers as referred to in Article 3 (2) by false or illegal means;

      3. A person who lends money or who mediates or assists in lending money by engaging in any of the acts listed below: <Amended by Act No. 7531, May 31, 2005>

          A. Fabricating bogus sales of goods, services, etc. by use of a credit card, or engaging in a transaction whereby the credit card transaction amount is recorded in an amount which exceeds the actual sales amount, or allowing someone else to do these acts; and

          B. Making the credit cardholder purchase goods, services, etc., by use of credit card and then repurchasing the same goods and services, etc., at a discount.

      4. A person who makes a transaction by credit cards, etc. in the name of other credit card merchants in contravention of Article 19 (4) 3;

      5. A person who makes a transaction by credit cards, etc. by proxy in contravention of Article 19 (4) 5;

      6. A person who transfers sales claims and who takes over them in contravention of Article 20 (1); and

      7. A person who makes a transaction by credit cards, etc. in the name of other credit card merchants in contravention of Article 20 (2).

   (3) Any person who falls under any of the following subparagraphs shall be punished by imprisonment for not more than one year or a fine not exceeding 10 million won: <Amended by Act No. 5741, Feb. 1, 1999; Act No. 6430, Mar. 28, 2001; Act No. 6681, Mar. 30, 2002>

      1. A person who transfers, acquires or pledges credit cards in violation of Article 15;

      2. A person who refuses a sale of goods or a provision of services, etc. or who unfavorably treats a holder of credit card for a reason of a transaction by credit cards, in contravention of Article 19 (1);

      3. A person who passes the merchant fees to the credit card holders, etc. in violation of Article 19 (3);

      4. A person who lends the credit card merchant name to another person in violation of Article 19 (4) 4;

      5.  and 6. Deleted; and <by Act No. 6681, Mar. 30, 2002>

      7. A person who violates the provisions of Article 27, 50-2 (1) or (3), or 51.

   (4) Any person who violates the provisions of Article 36 (2) shall be punished by a fine not exceeding 5 million won.

   (5) An attempt of crime under paragraphs (1) 1 and 2 shall be punished.

   (6) A person who prepares for or plots any crime under paragraph (1) 1 with an intention of consummation thereof shall be punished by imprisonment for not more than 3 years or a fine not exceeding 20 million won: Provided, That with respect to a person who voluntarily surrenders before reaching to a commitment of the intended crime, his punishment may be mitigated or exempted. <Newly Inserted by Act No. 6681, Mar. 30, 2002>

   (7) The imprisonment and the fine referred to in paragraphs (1) through (3) may be imposed concurrently.

Article 71 (Joint Penal Provisions)

   Where a person representing a juristic person, an agent acting on behalf of or working for a juristic person or an individual, or other employees perform activities falling under the provisions of Article 70 in respect of business to be done by such juristic person or individual, such juristic person or individual shall be subject to imposition of penalty of the said Article in addition to the offenders themselves.

Article 72 (Fine for Negligence)

   (1) A person falling under each of the following subparagraphs shall be punished by a fine for negligence not exceeding 5 million won: <Amended by Act No. 5741, Feb. 1, 1999; Act No. 6681, Mar. 30, 2002>

      1.  A person who fails to elect an outside director in contravention of
          Article 50-4;

      2.  Deleted; <by Act No. 5741, Feb. 1, 1999>

      3. Where he fails to submit reports or submits fraudulent reports in contravention of the provisions of Article 54;

      4. Where he fails to make a disclosure referred to in Article 54-2 or makes a false disclosure; or

      5.  Where he violates the provisions of Article 55.

   (2) A fine for negligence referred to in paragraph (1) shall be imposed and collected by the Financial Supervisory Commission under the conditions as determined by the Presidential Decree. <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999>

   (3) A person who is dissatisfied with a disposition of a fine for negligence pursuant to the provisions of paragraph (2) may raise objections to the Financial Supervisory Commission within 30 days from the date on which such measures are received. <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999>

   (4) Where a person subject to a disposition of a fine for negligence pursuant to the provisions of paragraph (2) raises objections according to the provisions of paragraph (3), the Financial Supervisory Commission shall forthwith give notice of that fact to the competent court, and the noticed court shall commence legal proceedings of a fine for negligence according to the Non-Contentious Case Litigation Procedure Act. <Amended by Act No. 5505, Jan. 13, 1998; Act No. 5741, Feb. 1, 1999>

   (5) Where no objection pursuant to the provisions of paragraph (3) is raised nor payment of a fine for negligence is made, collection of a fine for negligence shall be made according to procedures for the recovery of national taxes in arrears.

      ADDENDA

Article 1 (Enforcement Date)

   This Act shall enter into force on January 1, 1998.

Article 2 (Repeal of Enactments)

   The Credit Card Business Act and the Equipment Rental Business Act are hereby repealed.

Article 3 (Examples of Application)

   The provisions of Article 68 shall apply beginning with the date on which the Association is established according to the provisions of Article 62.

Article 4 (Transitional Measures as to Credit Card Business)

   (1) At the time when this Act enters into force, a person with authorization for credit card business pursuant to the provisions of Article 3 of the Credit Card Business Act and with license, subject to the provisions of
   Article 6 (2) of the said Act, of all the business prescribed in subparagraphs 1 through 5 of the said paragraph shall be deemed to have been licensed to perform credit card business as a specialized credit financial business company.

   (2) At the time this Act enters into force, a person with authorization of credit card business pursuant to the provisions of Article 3 of the Credit Card Business Act, but without license under the provisions of Article 6 (2) of the said Act, or with license only for business prescribed in subparagraph 1 from among those falling under subparagraphs 1 through 5 of the said paragraph shall be deemed to have been licensed to perform credit card business as a concurrent loan service provider in combination with other business.

   (3) At the time when this Act enters into force, a person with authorization of finance business pursuant to the provisions of Article 17-2 of the Credit Card Business Act shall be deemed to have been registered to perform finance business as a financial business company specialized in loans.

   (4) At the time when this Act enters into force, a facilities leasing service company with authorization of leasing business pursuant to the provisions of
   Article 3 of the Equipment Rental Business Act shall be deemed to have been registered to perform leasing business as a specialized credit financial business company.

   (5) At the time when this Act enters into force, a person with authorization of facilities leasing business pursuant to the provisions of Article 3 of the Equipment Rental Business Act, who is not a rental service company, shall be deemed to have been registered to perform rental services as a concurrent loan service provider.

   (6) At the time this Act enters into force, a person with authorization of venture capital business pursuant to the provisions of Article 4 of the Financial Assistance to New Technology Business Act shall be deemed to have been registered to carry out venture capital business and facilities leasing business. <Amended by Act No. 5819, Feb. 8, 1999>

   (7) A person who is deemed to have been licensed or registered according to the provisions of paragraphs (1) through (6) shall submit to the Minister of Finance and Economy documents prescribed by the provisions of Article 4 within a month from the date this Act enters into force.

Article 5 Deleted. <by Act No. 5741, Feb. 1, 1999>

Article 6 (Transitional Measures as to Penalty and Fine for Negligence)

   The previous provisions of the Credit Card Business Act and the Equipment Rental Business Act shall apply to a penalty and fine for negligence in respect of activities made before this Act enters into force.

Article 7 Omitted.

      ADDENDA <Act No. 5505, Jan. 13, 1998>

   (1) (Enforcement Date) This Act shall enter into force on April 1, 1998. (Proviso Omitted.)

   (2) (Transitional Measures relating to Dispositions) At the time of the entry into force of this Act, authorization granted or other actions taken by administrative agencies, etc. or various reports submitted to or other actions taken toward administrative agencies, etc. under the previous provisions, shall be deemed to be actions taken by or toward administrative agencies, etc. under this Act.

   (3) through (5) Omitted.

      ADDENDUM <Act No. 5741, Feb. 1, 1999>

   This Act shall enter into force on the date of its promulgation.

      ADDENDA <Act No. 5819, Feb. 8, 1999>

Article 1 (Enforcement Date)

   This Act shall enter into force on the date of its promulgation.

Articles 2 through 12 Omitted.

      ADDENDA <Act No. 5982, May 24, 1999>

Article 1 (Enforcement Date)

   This Act shall enter into force on the date of its promulgation. (Proviso Omitted.)

Articles 2 through 6 Omitted.

      ADDENDA <Act No. 6316, Dec. 29, 2000>

Article 1 (Enforcement Date)

   This Act shall enter into force three months after the date of its promulgation.

Article 2 Omitted.

      ADDENDA <Act No. 6430, Mar. 28, 2001>

Article 1 (Enforcement Date)

   This Act shall enter into force three months after the date of its promulgation.

Article 2 (Transitional Measures on Changes in Qualifications of Officers)

   In case where incumbent officers of the specialized credit financial business company at the time of enforcement of this Act have come to fall under the amendments to Article 50-3 due to the causes occurred prior to the enforcement of this Act, the previous provisions shall govern, notwithstanding the same amendments.

Article 3 (Transitional Measures on Election of Outside Directors)

   The specialized credit financial business company which is to elect the outside directors under the amendments to Article 50-4, shall elect the outside directors at the regular shareholders' meeting convened for the first time after the enforcement of this Act. In this case, a person who has been elected as an outside director at the said regular shareholders' meeting shall be deemed to have been recommended under paragraph (2) of the same Article by the committee for recommending the candidates for outside directors.

Article 4 (Transitional Measures on Establishment of Audit Committee)

   The specialized credit financial business company which is to establish the audit committee under the amendments to Article 50-5, shall make that the audit committee under the same amended provisions is to be composed at the regular shareholders~ meeting convened for the first time after the enforcement of this Act.

Article 5 (Transitional Measures on Full-Time Auditor Following Establishment of Audit Committee)

   An incumbent full-time auditor of the specialized credit financial business company which is to establish the audit committee under the amendments to
   Article 50-5 at the time of enforcement of this Act (where there are not less than two auditors, referring to the full-time auditor nominated in advance by the board of directors of the relevant specialized credit financial business company), shall be regarded as the member who is not an outside director from among the members of the audit committee of the relevant specialized credit financial business company until the expiry of his term of office, in case where his term is not expired by the date of shareholders' meeting whereat the audit committee shall be established under Article 4 of the Addenda and he is not dismissed at the relevant shareholders meeting. In this case, the relevant full-time auditor shall be considered to have been elected at the shareholders' meeting under Article 382 (1) of the Commercial Act, until the expiry of his term of office.

Article 6 (Transitional Measures on Election of Compliance Officer)

   The specialized credit financial business company which is to appoint the compliance officer under the amendments to Article 50-6 (2) shall appoint the compliance officer at the board of directors convened for the first time after the enforcement of this Act.

      ADDENDA <Act No. 6681, Mar. 30, 2002> 409-

   (1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation.

   (2) (Transitional Measures on Registration of Credit Card Business) A person who falls under previous Article 3 (2) 2 and who has obtained a license for credit card business at the time of enforcement of this Act shall be deemed to have made a registration of a credit card business under the amended provisions of the proviso of paragraph (1) of the same Article.

      ADDENDA <Act No. 6705, Aug. 26, 2002>

Article 1 (Enforcement Date)

   This Act shall enter into force three months after the date of its promulgation.

Articles 2 through 4 Omitted.

      ADDENDA <Act No. 6909, May 29, 2003>

Article 1 (Enforcement Date)

   This Act shall enter into force one year after the date of its promulgation.

Articles 2 through 6 Omitted.

      ADDENDA <Act No. 7065, Jan. 20, 2004>

   (1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation.

   (2) (Application Example concerning Responsibility of Credit Card Members, etc.) The amended provisions of Article 16 (2) and (3) shall be applicable from the portion of loss or theft, etc. of credit cards which occurs after the enforcement of this Act.

   (3) (Application Example concerning Qualifications of Officers) The amended provisions of Article 50-3 shall be applicable from the officers of the specialized credit financial business companies first selected after the enforcement of this Act.

      ADDENDUM<Act No. 7343, Jan. 27, 2005>

   This Act shall enter into force on the date of its promulgation: Provided, That the amended provisions of Article 46 (1) 7 shall enter into force three months after the date of its promulgation.

      ADDENDA <Act No. 7344, Jan. 27, 2005>

Article 1 (Enforcement Date)

   This Act shall enter into force three months after the date of its promulgation.

Article 2 Omitted.

      ADDENDA <Act No. 7531, May 31, 2005>

   This Act shall enter into force on the date of its promulgation.